As filed with the Securities and Exchange Commission on September 30, 2014

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUANTUM MATERIALS CORP.

(Exact Name of Issuer as specified in its Charter)

Nevada	20-8195578
(State of other Jurisdiction	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

     3055 Hunter Road, San Marcos, TX 78666

(Address of Principal Executive Offices) (Zip Code)

2013 Employee Benefit and Consulting Services Compensation Plan

(Full title of the Plans)

Stephen Squires, Chief Executive Officer

3055 Hunter Road, San Marcos, TX

(212) 701-8700

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies of all communications to:

Steven Morse, Esq.

Morse & Morse PLLC

1400 Old Country Road, Suite 302

Westbury, New York 11590

(516) 487-1445/Tel.

(516) 487-1452/Fax

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, Par Value $.001 Per Share	60,000,000 (1)(2)	$.21	$12,600,000	$1,622.88
Total			$12,600,000	$1,622.88

______________

(1)	Includes the 2013 Employment Benefit and Consulting Services Compensation Plan (the “Plan”) which currently authorizes the direct issuance of shares of Common Stock, $.001 par value, and the granting of shares or Stock Options to purchase an aggregate of 10,000,000 shares of Common Stock.

(2)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustments in the number of shares of Common Stock pursuant to the anti-dilution provisions of the Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933 based on the closing sales price of the Company’s Common Stock on the OTCQB on September 29, 2014.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Incorporated hereby by reference and made a part hereof is the Registrant's Registration Statement on Form 8-A (File no. 000-52956) filed under the Securities Exchange Act of 1934 (the "Exchange Act") and which became effective on December 6, 2007, registering the Registrant's Common Stock under Section 12(g) of the Exchange Act, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES

                Not applicable.

Item 5. INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the securities being registered by this Registration Statement is being passed upon by Morse & Morse PLLC, 1400 Old Country Road, Suite 302, Westbury, NY 11590,counsel to the Registrant.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our company is incorporated under the laws of the State of Nevada, which laws provide for indemnification of officers and directors under certain circumstances. Our Bylaws provide for the indemnification of our directors to the fullest extent permitted under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with acting as directors of our company.

Our articles of incorporation provide that no Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that: the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

                   Not applicable.

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Item 8. EXHIBITS

    The following is a complete list of exhibits filed as a part of, or incorporated by reference in, this Registration Statement.

Exhibit Number	Description

3.1	Articles of Incorporation (1)
3.2	2010 Amendment to Articles of Incorporation (2)
3.3	2013 Amendment to Articles of Incorporation (2)
3.4	By Laws. (1)
4.1	Form of Common Stock Certificate (2)
5.1	Opinion of Morse & Morse, PLLC (3)
23.1	Consent of Messineo & Co., CPA’s LLC (3)
23.2	Consent of Morse & Morse PLLC (included in Exhibit 5.1)
99.1	2013 Employee Benefit and Consulting Services Compensation Plan (2)

________

(1)	Incorporated by reference to Form SB-2 Registration Statement filed October 5, 2007.
(2)	Incorporated by reference to the exhibits contained in Form 10-K for the fiscal year ended June 30, 2014.
(3)	Filed herewith.

Item 9. UNDERTAKINGS

A.     To Update Annually

The undersigned registrant hereby undertakes that it will (other than as provided in the proviso to item 512(a) of Regulation S-K) (1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) include any additional or changed material information on the plan of distribution; (2) for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

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B.       Incorporation of Subsequent Securities Exchange Act of 1934 Documents by Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.        Indemnification of Officers and Directors

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Marcos, State of Texas on the 30th day of September, 2014.

QUANTUM MATERIALS CORP.

By: /s/ Stephen Squires

Stephen Squires, Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen Squires	Title: President , Principal Financial Officer and director	September 30, 2014
Stephen Squires

/s/ Christopher Benjamin	Title: Principal Financial Officer and director	September 30, 2014
Christopher Benjamin

Title: Director
John Heaton

/s/ Dr. Ghassan E. Jabbour	Title: Chief Science Officer; Director	September 30, 2014
Dr. Ghassan E. Jabbour

/s/ David Doderer	Title: VP Research and Development; Director	September 30, 2014
David Doderer

_________________________________ Ray Martin	Title: Director

Stephen Squires, Dr. Ghassan E. Jabbour, David Doderer, Chris Benjamin, John Heaton and Ray Martin represent all the current members of the Board of Directors.

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 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

TO

FORM S-8

REGISTRATION STATEMENT

QUANTUM MATERIALS CORP.